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EXHIBIT 23-D CONSENT OF YOUNG & ASSOCIATES, INC.


                        CONSENT OF INVESTMENT BANKER

We hereby consent to the discussion relative to our opinion delivered to the Board of Directors of Chippewa Valley Bancshares, Inc. in connection with its proposed merger with Wayne Bancorp, Inc. in the Proxy Statement-Prospectus included in Wayne Bancorp, Inc.'s Registration Statement on Form S-4 under the heading "Opinion of Chippewa's Financial Advisor," to the references to our firm in such Proxy Statement-Prospectus and to the inclusion of such opinion as an Appendix to the Proxy Statement and Prospectus.

                                                /s/ Tom P. Smith, consultant
                                                Young & Associates, Inc.
                                                -----------------------------
                                                Young & Associates, Inc.
Kent, Ohio
December 15, 1997